                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MAXYGEN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            [LOGO OF MAXYGEN, INC.]
                              515 Galveston Drive
                         Redwood City, California 94063

                                 April 27, 2000

To Our Stockholders:

   I am pleased to invite you to attend the 2001 Annual Meeting of Stockholders of Maxygen, Inc. to be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, on Friday, June 1, 2001, at 1:00 p.m. local time.

   The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

   The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We thank you for your support and look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Russell J. Howard
                                          Russell J. Howard
                                          Chief Executive Officer

                               [LOGO OF MAXYGEN]

                              515 Galveston Drive
                             Redwood City, CA 94063

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001

                               ----------------

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Maxygen, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 1, 2001, at 1:00 p.m. local time at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025 for the following purposes:

1. To elect six directors of the Company, each to serve until the 2002 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

            Russell J. Howard                                 M.R.C. Greenwood
            Isaac Stein                                       Gordon Ringold
            Robert J. Glaser                                  George Poste

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   These business items are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 17, 2001, as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Julian Stern
                                          Julian Stern
                                          Secretary

Redwood City, California
April 27, 2001


    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                               [LOGO OF MAXYGEN]

                              515 Galveston Drive
                             Redwood City, CA 94063

                               ----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Maxygen, Inc., a Delaware corporation (the "Company" or "Maxygen"), for use at the Annual Meeting of Stockholders of the Company to be held on June 1, 2001 at 1:00 p.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025. The Company's telephone number is (650) 298-5300.

   These proxy solicitation materials, together with the Company's 2000 Annual Report, are being mailed on or about April 27, 2001, to all stockholders of record on April 17, 2001.

Record Date

   Stockholders of record at the close of business on April 17, 2001 (the "Record Date") are entitled to notice of, and to vote at, the meeting. At the Record Date, 33,819,819 shares of the Company's common stock were issued and outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

Voting and Solicitation

   Holders of the Company's common stock are entitled to one vote for each share held as of the record date. Holders of common stock do not have cumulative voting rights.

 For Shares Registered in the Name of a Broker or Bank

   A number of brokers and banks are participating in a program through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

 General Information for All Shares Voted Via the Internet or By Telephone

   Votes submitted via the Internet or by telephone must be received by 4 p.m., on May 31. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the meeting.

   The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

 Solicitation

   The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

Quorum, Abstentions, and Broker Non-Votes

   The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   At the meeting, stockholders will elect members of the Company's Board of Directors (the "Board") to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. The size of the Board is presently set at six members. Accordingly, six nominees will be elected at the meeting to be the six directors of the Company. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Directors/Nominees

   The names of the nominees and certain information about them, including their ages as of April 17, 2001, are set forth below:

                                                                      Director
Name of Nominee                Age Position Held With the Company      Since
---------------                --- ------------------------------     --------
Russell J. Howard, Ph.D.......  50 Chief Executive Officer &            1998
                                   Director

Isaac Stein(1)(2).............  54 Director & Chairman of the Board     1996

Robert J. Glaser, M.D.(2).....  82 Director                             1997

M.R.C. Greenwood, Ph.D........  57 Director                             1999

Gordon Ringold, Ph.D.(1)(2)...  50 Director                             1997

George Poste, D.V.M.,
 Ph.D.(1).....................  56 Director                             1999

--------
(1) Current member of the Audit Committee and the Finance Committee.
(2) Current member of the Compensation Committee.

   Russell J. Howard, Ph.D., has served as the Company's Chief Executive Officer and a Director since June 1998 and is one of the Company's co-founders. Dr. Howard was elected the Company's President and Chief Operating Officer in May 1997. Originally trained in biochemistry and chemistry, Dr. Howard has spent over 20 years studying infectious diseases, primarily malaria, and currently serves on the National Institutes of Health and USAID advisory panels for malaria vaccine development. Before joining Maxygen, Dr. Howard was from August 1994 to June 1996 the President and Scientific Director of Affymax Research Institute, an institute employing combinatorial chemistry and high throughput target screening to discover drug leads.

   Isaac Stein has served as the Chairman of the Board of Directors of the Company since June 1998 and a Director since May 1996. He is one of the Company's co-founders. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc. a private investment firm. Mr. Stein is also a managing member of Technogen Enterprises, L.L.C. and of Technogen Managers, L.L.C., which is the general partner of Technogen Associates, L.P. He is also the Chairman of the Board of Trustees of Stanford University.

   Robert J. Glaser, M.D., has served as a Director of the Company since September 1997. Dr. Glaser was Director for Medical Science at the Lucille P. Markey Charitable Trust from 1984 to June 1997, and a Trustee from 1988 to June 1997, when in accordance with the donor's will, the Trust ceased operations. Dr. Glaser is also a Director of the ALZA Corporation and Hanger Orthopedic Group, Inc. He was Dean of the medical schools at the University of Colorado and Stanford University, and Professor of Social Medicine at

Harvard University. Trained as an internist, Dr. Glaser has 124 publications on streptococcal infections, rheumatic fever, medical education and health care, as well as being a contributor to numerous scientific treatises. He was a founding member of the Institute of Medicine, National Academy of Sciences, and a Fellow of the American Academy of Arts and Sciences, the American Philosophical Society and the Royal College of Physicians of London.

   M.R.C. Greenwood, Ph.D., has served as a Director of the Company since February 1999. Dr. Greenwood has been Chancellor of the University of California ("UC") at Santa Cruz since July 1996. Before being named Chancellor of UC Santa Cruz, Dr. Greenwood was Dean of Graduate Studies and Vice Provost at UC Davis from July 1989 to July 1996. In addition, from November 1993 to May 1995, Dr. Greenwood took a leave from UC Davis to serve as Associate Director for Science in the White House Office of Science and Technology Policy. Dr. Greenwood received her Ph.D. in physiology, developmental biology and neurosciences from Rockefeller University.

   Gordon Ringold, Ph.D., has served as a Director of the Company since September 1997. Since 1997, Dr. Ringold has served as Chairman and Chief Executive Officer of SurroMed Inc., a biotechnology company focused on novel clinical databases. From March 1995 to February 2000, Dr. Ringold was Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Before serving as Chief Executive Officer, Dr. Ringold was the President and Scientific Director of Affymax Research Institute. Dr. Ringold received his Ph.D. in the laboratory of Dr. Harold Varmus, before joining the Stanford University School of Medicine, Department of Pharmacology, and serving as the Vice President and Director of the Institute for Cancer and Development Biology of Syntex Research. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and of Technogen Managers, L.L.C., which is the general partner of Technogen Associates, L.P.

   George Poste, D.V.M., Ph.D., has served as a Director of the Company since October 1999. Dr. Poste was Chief Science and Technology Officer at SmithKline Beecham from 1997 to 1999 and was a member of the Board of Directors of SmithKline Beecham. Before being appointed as Chief Science and Technology Officer, Dr. Poste was President of Research and Development at SmithKline Beecham from 1989. Dr. Poste is also a research professor at the University of Texas, MD Anderson Cancer Center in Houston, holds the William Pitt Fellowship at Pembroke College, Cambridge University, and is a Distinguished Visiting Fellow at the Hoover Institution, Stanford University. He is a Board-certified pathologist. Dr. Poste received his Doctorate in Veterinary Medicine in 1966 and his Ph.D. in Virology in 1969 from the University of Bristol and was elected a Fellow of the Royal Society in 1998.

Required Vote

   The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

                         THE BOARD RECOMMENDS A VOTE IN
                          FAVOR OF EACH NAMED NOMINEE

                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

   The Board currently consists of six members. The Board met nine times, including telephone conference meetings, during 2000, and acted by written consent once. No nominated director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

   Standing committees of the Board include an Audit Committee, a Compensation Committee and a Finance Committee. The Company has no nominating committee.

   Isaac Stein, Gordon Ringold and George Poste are the current members of the Company's Audit Committee. Such members are "independent" as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee met five times during 2000. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) reviews prior to publication the Company's annual financial statements with management and the Company's independent accountants, (ii) reviews with the Company's independent accountants the scope, procedures and timing of the annual audits,
(iii) reviews the Company's accounting and financial reporting principles and practices; (iv) reviews the adequacy and effectiveness of the Company's internal accounting controls; (v) reviews the scope of other auditing services to be performed by the independent accountants, (vi) reviews the independence and effectiveness of the Company's independent accountants and their significant relationships with the Company, (vii) recommends the retention or appointment of the independent auditor of the Company, which is ultimately accountable to the Board through the Audit Committee, (viii) reviews the adequacy of the Company's accounting and financial personnel resources; (ix) reviews the Audit Committee charter on an annual basis, (x) reviews with management and the independent accountants quarterly financial results, and the results of any significant matters identified as a result of the accountants' review procedures, prior to filing any Form 10-Q and (xi) reviews any other matters relative to the audit of the Company's accounts and the preparation of its financial statements that the Audit Committee deems appropriate. The Board has adopted the charter included as Annex A for the Audit Committee.

   Isaac Stein, Robert Glaser and Gordon Ringold are the current members of the Company's Compensation Committee. The Compensation Committee met or acted by written consent 17 times during 2000. The Compensation Committee represents the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's employee benefit plans.

   Isaac Stein, George Poste and Gordon Ringold are the current members of the Company's Finance Committee. The Finance Committee was formed in March 2001 and thus did not meet during 2000. The Finance Committee represents the Board concerning financial matters not covered by the Audit Committee or Compensation Committee and also represents the Board concerning corporate organizational matters.

                             DIRECTOR COMPENSATION

   The Company reimburses nonemployee directors for expenses incurred in connection with attending Board and Committee meetings but it does not compensate them for their services as Board or Committee members. The Company has in the past granted nonemployee directors options to purchase common stock pursuant to the terms of the Company's stock option plans, and the Board and Compensation Committee continue to have the discretion to grant options to nonemployee directors. Nonemployee directors receive nondiscretionary, automatic grants of options to purchase 20,000 shares of common stock upon joining the Board and nondiscretionary, automatic grants of options to purchase 5,000 shares of common stock each year pursuant to the 1999 Nonemployee Directors Stock Option Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of the members of the Company's Compensation Committee is currently, or has ever been at any time since the Company's formation, one of the Company's officers or employees, nor has any executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

   In March 1997, Isaac Stein issued a full recourse promissory note in the amount of $120,000 in favor of Maxygen in connection with the purchase of 600,000 shares of Maxygen common stock. The promissory note was repaid in full in January 2000.

   In March 1998, Gordon Ringold issued a full recourse promissory note in the amount of $99,000 in favor of Maxygen in connection with the exercise of an option to purchase 600,000 shares of Maxygen common stock. The promissory note was repaid in full in August 2000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of the Company's common stock as of April 17, 2001 by (i) each stockholder that is known by the Company to beneficially own more than 5% of the common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and (iv) all executive officers and directors as a group.

   Percentage of ownership is based upon 33,805,914 shares outstanding as of April 17, 2001. Beneficial ownership is calculated based upon Securities and Exchange Commission requirements. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after April 17, 2001 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is c/o Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063.

                                                      Number of    Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
Beneficial Owner                                        Owned        Owned
----------------                                     ------------ ------------
Glaxo Wellcome International BV(1)..................  6,406,643       19.0%
 Huis ter Heideweg 62
 3705 LZ Zeist
 The Netherlands

R.A. Investment Group(2)............................  2,279,485        6.7
 200 West Madison, Suite 2500
 Chicago, Illinois 60606

Technogen Associates, L.P.(3).......................  2,024,772        6.0
 275 Middlefield Road
 Menlo Park, California 94025

Technogen Enterprises, L.L.C.(4)....................  2,024,772        6.0
 275 Middlefield Road
 Menlo Park, California 94025

Janus Capital Corporation(5)........................  2,017,170        6.0
 100 Fillmore Street
 Denver, Colorado 80206-4923

Russell J. Howard(6)................................    711,185        2.1

Simba Gill(7).......................................    477,362        1.4

Lawrence Briscoe....................................        --           *

John Bedbrook(8) ...................................     56,124          *

Michael Rabson(9)...................................    363,224        1.1

Isaac Stein(10).....................................  2,612,419        7.7

Robert J. Glaser(11)................................      5,000          *

M.R.C. Greenwood(12)................................     71,250          *

George Poste(13)....................................     80,000          *

Gordon Ringold(14)..................................  2,549,313        7.5

All directors and executive officers as a group (10   4,901,105       14.3
 persons)(15).......................................

--------
 * Less than 1% of Maxygen's outstanding common stock.
 (1) Includes 340,393 shares held by Glaxo Group Limited and 56,250 shares held by Adrian Hennah for the benefit of GlaxoSmithKline plc. GlaxoSmithKline plc, Glaxo Group Limited and Glaxo Wellcome International BV are under common control.
 (2) Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on April 6, 2001.
 (3) Consists of 1,961,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Enterprises, L.L.C. and Technogen Associates, L.P. are under common control.
 (4) Consists of 1,961,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Enterprises, L.L.C. and Technogen Associates, L.P. are under common control.
 (5) Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2001.
 (6) Includes 505,136 shares held by the Russell J. Howard & Maureen C. Howard Trust, of which Dr. Howard is a trustee. Also includes 76,563 shares that are subject to immediately exercisable options and 50,000 shares that may be acquired within 60 days after April 17, 2001. As of April 17, 2001, the Company has the right to repurchase 3,125 shares if Dr. Howard ceases to be an employee, director or consultant of the Company.
 (7) Includes 17,500 shares subject to immediately exercisable options and includes 207,987 shares that are subject to the Company's right of repurchase as of April 17, 2001 if Dr. Gill ceases to be an employee, director or consultant of the Company.
 (8) Includes 50,000 shares subject to immediately exercisable options.
 (9) Includes 225,000 shares that are subject to the Company's right of repurchase as of April 17, 2001 if Dr. Rabson ceases to be an employee, director or consultant of the Company.
(10) Includes 1,961,574 shares of Maxygen common stock that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Mr. Stein is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 561,732 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee. Also includes 5,000 shares subject to an immediately exercisable option. As of April 17, 2001, the Company has the right to repurchase all 5,000 shares issuable upon the exercise of this option if Mr. Stein ceases to be an employee, director or consultant of the Company.
(11) Consists of 5,000 shares subject to an immediately exercisable option. As of April 17, 2001, the Company has the right to repurchase all 5,000 shares issuable upon the exercise of this option if Dr. Glaser ceases to be an employee, director or consultant of the Company.
(12) Consists of 71,250 shares that are subject to immediately exercisable options. As of April 17, 2001, the Company has the right to repurchase 42,500 shares issuable upon exercise of these options if Dr. Greenwood ceases to be an employee, director or consultant of the Company.
(13) Consists of 80,000 shares that are subject to immediately exercisable options. As of April 17, 2001, the Company has the right to repurchase 61,250 shares issuable upon exercise of these options if Dr. Poste ceases to be an employee, director or consultant of the Company.
(14) Includes 1,961,574 shares of Maxygen common stock that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 496,524 shares held by the Gordon Ringold and Tanya Zarucki Trust, of which Dr. Ringold is a trustee. Also includes 5,000 shares subject to an immediately exercisable option. As of April 17, 2001, the Company has the right to repurchase all 5,000 shares issuable upon the exercise of this option if Dr. Ringold ceases to be an employee, director or consultant of the Company.
(15) Includes shares included pursuant to notes (6)-(14).

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the compensation paid by Maxygen during 1998, 1999 and 2000 to the Chief Executive Officer and to the Company's four other most highly compensated executive officers (the "named executive officers").

                                                                 Long-Term
                                     Annual Compensation        Compensation
                                ------------------------------  ------------
                                                                   Awards
                                                                ------------
                                                                 Number of
                                                                 Securities
                                                  Other Annual   Underlying     All Other
Name and Position          Year  Salary   Bonus   Compensation    Options    Compensation(1)
-----------------          ---- -------- -------- ------------  ------------ --------------
Russell J. Howard........  2000 $350,000 $ 70,000   $   --        287,500         $915
 Chief Executive Officer   1999  225,000      --        --        172,500          832
 and Director              1998  218,333      --        --        200,000          833

Simba Gill(2)............  2000  299,036   60,000       --        245,000          807
 President                 1999  192,850      --      1,500(3)    126,738          686
                           1998   99,750   10,000    55,414(4)    330,000          275

Lawrence Briscoe(5)......
 Chief Financial Officer   2000   33,027      --        --        200,000          --
 and                       1999      --       --        --            --           --
 Senior Vice President     1998      --       --        --            --           --

Michael Rabson(6)........  2000  280,000   70,000       --         50,000          906
 General Counsel and       1999   57,539      --        --        350,000          686
 Senior Vice President     1998      --       --        --            --           --

John Bedbrook(7).........  2000  270,000  105,000       --         25,000          899
 President of Agriculture  1999   34,599      --        --        200,000          310
                           1998      --       --        --            --           --

--------
(1) Consists of term life insurance premiums paid by Maxygen on behalf of the listed individual.
(2) Dr. Gill joined Maxygen in July 1998. His annualized salary for 1998 was $190,000.
(3) Consists of $1,500 for reimbursement of relocation expenses.
(4) Consists of $19,550 in the form of a housing allowance and $35,864 for reimbursement of relocation expenses.
(5) Mr. Briscoe joined Maxygen in November 2000. Mr. Briscoe's annualized salary for 2000 was $280,000.
(6) Dr. Rabson joined Maxygen in September 1999. Dr. Rabson's annualized salary for 1999 was $220,000.
(7) Dr. Bedbrook joined Maxygen in November 1999. Dr. Bedbrook's annualized salary for 1999 was $212,500.

Stock Options Granted in 2000

   The following table sets forth information with respect to stock options granted during 2000 to each of the named executive officers. All options were granted under Maxygen's 1997 Stock Option Plan. The options vest and are exercisable in accordance with individual vesting schedules as described below.

   The percentage of options granted is based on an aggregate of 3,262,210 options granted by Maxygen during 2000 to Maxygen's employees, including the named executive officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder's continued employment through the period.

                                      Individual Grants
                         ---------------------------------------------
                                                                        Potential Realizable
                                                                       Value at Assumed Annual
                         Number of     % of Total                       Rates of Stock Price
                         Securities     Options    Exercise            Appreciation for Option
                         Underlying    Granted to   Price                       Terms
                          Options     Employees in   Per    Expiration -----------------------
          Name            Granted     Fiscal Year   Share      Date        5%          10%
          ----           ----------   ------------ -------- ---------- ----------- -----------
Russell J. Howard.......  287,500(1)      8.8%     $56.875    6/28/10  $10,283,409 $26,060,179

Simba Gill..............  195,000(2)      6.0       56.875    6/28/10    6,974,834  17,675,600
                           50,000(3)      1.5       56.875    6/28/10    1,788,419   4,532,205

Larry Briscoe...........  200,000(4)      6.1        32.00   11/30/10    4,024,926  10,199,952

Michael Rabson..........   50,000(5)      1.5        24.23   12/26/10      761,905   1,930,819

John Bedbrook...........   25,000(6)      0.8        45.00    11/3/10      707,506   1,792,960

--------
(1) The option vests and becomes exercisable as to 37,500 shares on July 1, 2000 as to 75,000 shares on July 1, 2001, as to 50,000 shares on July 1, 2003 and as to 125,000 shares on July 1, 2004.
(2) The option vests and becomes exercisable as to 17,500 shares on July 1, 2000 as to 17,500 shares on July 1, 2001, as to 10,000 shares on July 1, 2002, as to 50,000 shares on July 1, 2003 and as to 105,000 shares on July 1, 2004.
(3) The option vests and becomes exercisable as to 25,000 shares on July 1, 2003 and as to 25,000 shares on July 1, 2004.
(4) The option vests as to 50,000 shares on November 20, 2001 and as to an additional 12.5% of the underlying shares on each six-month anniversary thereafter until fully vested on November 20, 2004. If the Company terminates Mr. Briscoe's employment other than for cause within twelve months of a change of control of the Company, vesting will accelerate by an additional eighteen months as of the date of termination.
(5) The option vests as to 25,000 shares on December 6, 2003 and to the remaining 25,000 shares on December 6, 2004.
(6) The option vests as to 6,250 shares on each of November 2, 2001, November 2, 2002, November 2, 2003 and November 2, 2004.

Aggregated Option Exercises in 2000 and Fiscal-Year End Option Values

   The following table sets forth certain information regarding exercised stock options during 2000 and unexercised options held as of December 31, 2000 by each of the named executive officers. The Company granted all options under the 1997 Stock Option Plan. The options vest and are exercisable in accordance with individual vesting schedules. Under certain circumstances the vesting of Mr. Briscoe's options will accelerate. See "Termination of Employment and Change of Control Arrangements". The value of unexercised in-the-money options are based on a value of $24.50 per share, the last reported sale price of the Company's common stock on the Nasdaq National Market on December 30, 2000, minus the per share exercise price, multiplied by the number of shares underlying the option.

                                                Number of Securities
                                               Underlying Unexercised   Value of Unexercised In-
                          Number of            Options at Fiscal Year-    The-Money Options at
                           Shares                        End                 Fiscal Year-End
                         Acquired on  Value   ------------------------- -------------------------
    Name                  Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
    ----                 ----------- -------- ----------- ------------- ----------- -------------
Russell J. Howard.......     --        $--      76,563       508,437     $938,996    $6,182,879
Simba Gill..............     --         --      17,500       227,500          --            --
Lawrence Briscoe........     --         --         --        200,000          --            --
Michael Rabson..........     --         --         --         50,000          --            --
John Bedbrook...........     --         --      50,000       175,000      850,000     2,975,000

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

   In the event of a merger or consolidation of the Company with or into another corporation or entity in which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 30% of the voting securities of the combined corporation or entity after the transaction, all rights of repurchase the Company has on common stock issued prior to December 16, 1999 will expire. As of April 17, 2001 the Company had the right to repurchase 1,210,784 shares of its common stock issued prior to December 16, 1999, 442,987 shares of which were held by directors and named executive officers. See also "Security Ownership of Certain Beneficial Owners and Management".

   If within twelve months following the date of a change of control of the Company either (i) the Company terminates Mr. Briscoe's employment other than for cause or disability, (ii) Mr. Briscoe's employment with the Company terminates as a result of his death or (iii) Mr. Briscoe terminates his employment with the Company voluntarily with good reason, then the vesting schedule of Mr. Briscoe's options will be accelerated by eighteen months as of Mr. Briscoe's date of termination.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's executive compensation program has been administered by the Compensation Committee of the Board since September 1999. Prior to September 1999, compensation decisions and grants of stock options were made by the Board. The current members of the Compensation Committee are Isaac Stein, Robert Glaser and Gordon Ringold, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters and administers the Company's 1997 Employee Stock Option Plan, 1999 Employee Stock Purchase Plan, 2000 International Stock Option Plan and 2001 Non-Officer Stock Option Plan.

   The Compensation Committee has furnished the following report on executive compensation. This report is being included pursuant to the Securities Exchange Commission rules designed to enhance disclosure of public companies' executive compensation policies. This report addresses the Company's policies for 2000 as they affected the Company's Chief Executive Officer and its other executive officers, including the named executive officers in this Proxy Statement. This report shall not be deemed to be "soliciting material"' or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Philosophy

   The Company's executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. To support this philosophy, a significant portion of each executive's compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's stockholders from both the short-term and long-term perspectives. The Company's compensation policies and programs are designed to:

  . Attract, develop, reward and retain highly qualified and productive individuals;

  . Motivate executives to improve the overall performance and profitability of the Company, as well as any business unit for which the executive is responsible, and reward executives when specific results have been achieved;

  . Encourage accountability by adjusting salaries and incentive awards based on each executive's individual performance, potential and contribution;

  . Tie incentive awards to the performance of the Company's common stock to further reinforce the linkage between the interests of the stockholders and the executives; and

  . Ensure compensation levels that are both externally competitive and internally equitable.

In furtherance of these goals, the Company's executive compensation policies, plans and programs consist of base salary, cash bonuses, stock option grants and other benefits.

   The Compensation Committee considers all elements of compensation and the Company's compensation philosophy when determining individual components of pay. The Compensation Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Compensation Committee and the Company's Human Resources staff, the Compensation Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The surveys include data from direct competitors of the Company and from other companies in the biotechnology industry with similar size and performance characteristics. Many of the companies included in these surveys are also included in the Nasdaq Biotechnology Index (see "Company Stock Price Performance").

   While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amounts are generally set in relation to the median total cash compensation level for comparable jobs in the marketplace. However, when the Company's business units meet or exceed financial and non-financial goals, amounts paid under the Company's performance-based compensation program may lead to total cash compensation levels that are higher than the median levels for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency.

   The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above-average amount of the total compensation opportunity at risk and dependent upon Company performance. In all cases, the Compensation Committee considers the total potential compensation payable to each of the executive officers when establishing or adjusting any element of his or her compensation package.

Executive Compensation Components

   The Company's executive compensation package consists primarily of the following components:

   Base salary. Executive base salaries are reviewed annually, and base salary levels are generally targeted at or below the median of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based upon such factors as the competitive environment, the executive's experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The Compensation Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

   In June 2000, due to the Company's recent transition to public company status and considering data concerning competitive compensation, the Compensation Committee approved increases in the base salaries of the executive officers.

   Cash Bonus. Executive officers are eligible to receive annual cash performance bonuses of up to 25% of base salary. Bonuses are awarded based upon individual achievement of goals and based upon the Company achieving specific milestones.

   Stock Options. The Compensation Committee views the grant of stock options to be a key long-term incentive reward program. Executive officers, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company's stock option plans. Stock options are granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Vesting periods for the options are utilized to encourage retention of executive officers and reward long-term commitment to the Company. The Compensation Committee believes that, because options are granted with an exercise price equal to the market value of the common stock on the date of grant, they are an effective incentive for employees to create value for the Company's stockholders and are an excellent means of rewarding executives who are in a position to contribute to the Company's long-term growth and profitability. Although all executives are eligible to receive stock options, the award of any stock option grant, as well as the size of the grant each executive receives, is determined by the Compensation Committee. The Compensation Committee reviews with the Vice President, Human Resources and Administration, and the Chief Executive Officer (except in the case of his own stock option grants), and approves individual stock option grants for each of the Company's executive officers, including the named executive officers. The amount of each executive's stock option grant is determined by the Compensation Committee based upon the executive's individual performance, the executive's current compensation package, the value of the executive's unvested stock options, comparable company and competitive company practices, and the Compensation Committee's appraisal of the executive's anticipated long-term future contribution to the Company. The stock options granted to the named executive officers in 2000 are set forth in the Summary Compensation and Stock Option Grant tables.

   Benefits. Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are the same as those that are offered to the general employee population. The Compensation Committee believes that the compensation paid or payable pursuant to life insurance benefits and the benefit plans available to employees generally is competitive with the benefit packages offered by comparable employers. From time to time, the Company's Human Resources staff obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Compensation Committee.

Chief Executive Officer Compensation

   Dr. Howard's compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the stockholders. The majority of his compensation, including stock options and cash bonus, is at risk. He does not have an employment contract. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Compensation Committee parallels the process and criteria used in establishing compensation levels for the other executive officers. The Company's overall performance and Dr. Howard's individual performance are critical factors in the Compensation Committee's determination.

   Dr. Howard's base salary as of December 31, 2000 was $350,000. The cash bonus award paid to Dr. Howard for 2000 was $70,000. During 2000, he received stock option grants under the 1997 Employee Stock Option Plan totaling 287,500 shares. These options vest over four years. The Compensation Committee's decisions regarding Dr. Howard's stock option grants were based on its subjective assessment of the importance of his leadership to the Company's plans for substantial growth and his ability to enhance value for the Company's stockholders, as well as its expectations for his future contributions in leading the Company.

Policy Regarding Section 162 of the Internal Revenue Code

   Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. Compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant. The Company ordinarily grants options only at fair market value. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee's present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

                                          COMPENSATION COMMITTEE

                                          Isaac Stein
                                          Robert J. Glaser
                                          Gordon Ringold

                        COMPANY STOCK PRICE PERFORMANCE

   The following graph shows the cumulative total stockholder return of an investment of $100 in cash on December 16, 1999, the date the Company's common stock began to trade on the Nasdaq National Market, through December 30, 2000, the last date of trading of 2000 for (i) the Company's common stock, (ii) the Nasdaq Stock Market (U.S) Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                              [PERFORMANCE GRAPH]

Total Return Analysis

                                                12/16/1999 12/31/2000 12/30/2001
                                                ---------- ---------- ----------
      Maxygen, Inc.............................    100       443.75     153.13
      Nasdaq Stock Market Index................    100       109.70      65.95
      Nasdaq Biotechnology Index...............    100       126.78     155.91

   This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                           RELATED PARTY TRANSACTIONS

   Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company's common stock had or will have a direct or indirect interest, nor has any such person been indebted to the Company in an amount in excess of $60,000, other than (1) compensation and other arrangements, which are described under "Director Compensation", "Executive Compensation" or "Termination of Employment and Change of Control Arrangements" and (2) the transactions described below.

   In March 1997, in connection with the formation of the Company, the Company made loans to Russell Howard and Isaac Stein to help such persons purchase common stock of the Company. The loans were evidenced by full recourse promissory notes and secured by the common stock underlying the stock purchases. The promissory notes had interest rates of 6.42% per year, and interest payments on the notes were due and payable on June 30 and December 31 of each year. Unpaid principal and interest on the notes was to be due and payable on the earlier of 30 days after the participant ceased to be an employee, director or consultant of the Company, or three years after the date of the promissory note. Each of the promissory notes was repaid in full during 2000. The original principal amount of each such promissory note and the principal amount of each such promissory note at the time of repayment are set forth below.

                                                      Original Note Note Amount
      Director or Executive Officer                      Amount     at Repayment
      -----------------------------                   ------------- ------------
      Russell J. Howard..............................    $60,000      $60,000

      Isaac Stein....................................    120,000       98,000

   In March 1998, the Company made a loan to Gordon Ringold to help Dr. Ringold exercise an option to purchase common stock of the Company. The loan, in the amount of $99,000, was evidenced by a full recourse promissory note and secured by the common stock underlying the stock purchase. The promissory note had an interest rate of 5.59% per year and interest payments on the notes were due and payable on June 30 and December 31 of each year. Unpaid principal and interest on the note was due and payable on the earlier of 30 days after Dr. Ringold ceased to be an employee, director or consultant of the Company, or three years after the date of the promissory note. The promissory note was repaid in full in July 2000. The principal amount of the promissory note at the time of repayment was $99,000.

   In October 1999, the Company loaned certain current named executive officers funds used to exercise options to purchase Company common stock. These individuals paid the exercise price for their outstanding options, in part, pursuant to full recourse promissory notes secured by the common stock underlying the options. The notes bear interest at 5.59% per year, and interest payments on the notes are due and payable on June 30 and December 31 of each year. Unpaid principal and interest on the notes are due and payable on the earlier of 30 days after the individual ceases to be an employee, director or consultant of the Company, or three years after the date of the promissory note. As of April 17, 2001, the original and outstanding principal amounts of each promissory note by a named executive officer are set forth below.

                                                                    Original and
                                                                    Outstanding
      Director or Executive Officer                                 Note Amount
      -----------------------------                                 ------------
      Simba Gill...................................................   $173,163

      Russell J. Howard............................................     47,250

      Michael Rabson...............................................    236,250

   The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

                             STOCKHOLDER PROPOSALS

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 28, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so in accordance with the Company's bylaws. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations including a requirement that the Company receive notice of any proposal or nomination at least 120 days before the first anniversary of the 2000 Annual Meeting of Stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16 of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely upon its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The Board, upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP to serve as the Company's independent auditors for 2001. Representatives of Ernst & Young LLP will be present at the annual meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year, were $225,035, all of which were attributable to Ernst & Young LLP.

Financial Information Systems Design and Implementation Fees

   Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

   The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $427,211. The vast majority of these fees relate to audit and tax activities in support of the Company, including services rendered in connection with the Company's initial public offering and follow on offering, and the acquisition of Maxygen ApS.

   The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP was compatible with maintaining their independence.

Audit Committee Report/1/


   The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

   In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has received the letter from the independent accountants required therein. The Audit Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with the auditors' independence.
--------
/1 /This report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have approved the selection of the Company's independent auditors.

                                          AUDIT COMMITTEE

                                          Isaac Stein
                                          Gordon Ringold
                                          George Poste

                             ADDITIONAL INFORMATION

   The Company's Annual Report for the fiscal year ended December 31, 2000 is being mailed with this Proxy Statement to stockholders of the Company.

                                 OTHER BUSINESS

   The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                                          By Order of the Board of Directors
                                          /s/ Julian Stern
                                          Julian Stern
                                          Secretary

                                                                         Annex A

                            AUDIT COMMITTEE CHARTER

                      Adopted by the Board of Directors of
                                 Maxygen, Inc.
                                 April 26, 2000

Composition:

   The Audit Committee shall be composed of three or more directors, as determined by the board of directors, who shall meet the independence and financial literacy requirements of NASDAQ, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   Unless a chair is designated by the board of directors, the Audit Committee members may appoint their own chair by majority vote.

Responsibilities

   1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the Audit Committee, as representatives of the stockholders.

   2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the Audit Committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the Audit Committee in response to such reports, recommend that the board of directors take appropriate action to address issues raised by such evaluation.

   3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

   4. Instruct the independent auditor and the internal auditor that the Audit Committee expects to be advised if there are any subjects that require special attention.

   5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

   6. Review the management letter delivered by the independent auditor in connection with the audit.

   7. Following such review and discussions, if so determined by the Audit Committee, recommend to the board of directors that the annual financial statements be included in the Company's annual report.

   8. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q once the Company becomes required by the rules of the Securities and Exchange Commission to file such form; provided that this responsibility may be delegated to the chairman of the Audit Committee.

   9. Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Audit Committee believes could significantly affect the financial statements and should be discussed privately.

   10. Have such meetings with management, the independent auditor and the internal auditor as the Audit Committee deems appropriate to discuss the concept and design of the Company's information and reporting systems and the steps management has taken or should consider taking to address significant issues concerning those matters, and to discuss significant financial risk exposures facing the Company and the steps management has taken or should consider taking to monitor and control such exposures.

   11. Review significant changes to the company's accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

   12.  Review the scope and results of internal audits.

   13. Evaluate the performance of the internal auditor, if any, and, if so determined by the Audit Committee, recommend replacement of the internal auditor, if any.

   14. Conduct or authorize such inquiries into matters within the Audit Committee's scope of responsibility as the Audit Committee deems appropriate. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

   15. Provide minutes of Audit Committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the Audit Committee's work.

   16. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

   17. Prepare any report that may be required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement at such time as the Company becomes subject to such rules.

   18. In the performance of its responsibilities, the Audit Committee is the representative of the stockholders. However, it is not the responsibility of the Audit Committee to plan or conduct audits, or to determine whether the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

                                 MAXYGEN, INC.

    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF MAXYGEN, INC. JUNE 1, 2001

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MAXYGEN, INC.

The undersigned hereby appoints Lawrence Briscoe and Michael Rabson, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Maxygen, Inc. (the "Company") to be held at 1:00 p.m. local time on Friday, June 1, 2001, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES AND FOR ALL OTHER PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------
 YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY ALSO VOTE VIA THE TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT
--------------------------------------------------------------------------------


     (Continued, and to be marked, dated and signed, on the reverse side)

--------------------------------------------------------------------------------

                            *FOLD AND DETACH HERE*

                         VOTE BY TELEPHONE OR INTERNET

      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Maxygen encourages you to take advantage of the new and convenient way to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or internet, read the accompanying proxy statement and then follow these easy steps:

* To vote by telephone call toll free on a touch tone telephone 1-800-840- 1208-anytime. There is NO CHARGE to you for this call. Enter the 11 digit control number located in the lower right hand corner.

OPTION #1: To vote as the Board of Directors recommends on ALL Items: Press 1.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2: If you choose to vote on each Item separately, press 0. You will hear these instructions:

Item 1: To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press
9.

       To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                      or

2. TO VOTE BY INTERNET: FOLLOW THE INSTRUCTIONS AT OUR INTERNET ADDRESS: http//www.eproxy.com/maxy

    PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE OR INTERNET.

               Call * * Toll Free * * On a Touch Tone Telephone

                           1-800-840-1208 - ANYTIME

                   There is NO CHARGE to you for this call.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SIX NOMINEES.

                                                        Please mark [X]
                                                        your votes as in
                                                        this example


1. ELECTION OF DIRECTORS    FOR all nominees listed   WITHHOLD
                            below (except as          AUTHORITY
                            indicated to the          to vote for all of the
                            contrary below)           nominees listed below
                            [ ]                       [ ]

Nominees:
                    Russell J. Howard               M.R.C. Greenwood
                    Isaac Stein                     Gordon Ringold
                    Robert J. Glaser                George Poste

Instruction:        To withhold authority to vote for any individual nominee,
                    write that nominee's name in the space provided below:


                    ____________________________________________________________

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 17, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                             YOUR VOTE IS IMPORTANT. WHETHER OR
                                             NOT YOU PLAN TO ATTEND THE MEETING,
                                             PLEASE COMPLETE AND PROMPTLY RETURN
                                             THE ENCLOSED PROXY IN THE ENVELOPE
                                             PROVIDED SO THAT YOUR SHARES MAY BE
                                             REPRESENTED AT THE MEETING.



____________________________________________________ Date ______________, 2001
Signature (print title, if applicable)

____________________________________________________ Date ______________, 2001
Signature (print title, if applicable)

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the Proxy.

--------------------------------------------------------------------------------
                            *FOLD AND DETACH HERE*